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                                                                    EXHIBIT 10.1



                            NON-COMPETITION AGREEMENT

         This Non-Competition Agreement (the "Agreement") is entered into as of December 31, 2001 by and among Midwest Dental, Inc., a Minnesota corporation (the "Buyer"), Midwest Dental Management, Inc., a Wisconsin corporation ("MD Management"), Midwest Dental Care, Mondovi, Inc., a Wisconsin corporation ("MD Mondovi"), Midwest Dental Care, Sheboygan, Inc., a Wisconsin corporation ("MD Sheboygan", Midwest Dental Plan, Ltd., a Wisconsin corporation ("MD Plan") and Monarch Dental Corporation, a Delaware corporation (the "Seller").

                                   BACKGROUND

         A. The Buyer has agreed to purchase all of the issued and outstanding capital stock of MD Management, MD Mondovi, and MD Sheboygan from the Seller pursuant to the Stock Purchase Agreement dated December 31, 2001 (the "Stock Purchase Agreement"), by and among the Buyer, the Seller, MD Management, MD Mondovi, and MD Sheboygan.

         B. MD Management owns 79% of the issued and outstanding capital stock of MD Plan. MD Management, MD Mondovi, MD Sheboygan and MD Plan are referred to in this Agreement collectively as the "Acquired Companies."

         C. It is a condition to the obligations of the Buyer to consummate the transactions contemplated by the Stock Purchase Agreement that the Seller enter into this Agreement and provide the Buyer Group (as defined below) the assurances set forth in this Agreement.

         NOW THEREFORE, in consideration of the foregoing and other mutual covenants and obligations hereinafter set forth, the Buyer and the Seller agree as follows:

1. Defined Terms. The following terms will have the meanings indicated for all purposes of this Agreement:

         (a) "Business" means the business of providing dental services (including, without limitation, periodontic and orthodontic services), managing dental practices, operating dental laboratories, and providing any other dental related services offered by the Acquired Companies at any time during the one-year period immediately preceding the date hereof.

         (b)      "Buyer Group" means the Buyer and the Acquired Companies.

         (c) "Restrictive Period" means the period commencing on the date hereof and ending on the seventh anniversary of the date hereof.


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         (d)      "Territory" means the States of Wisconsin and Minnesota
                  (excluding Hennepin County, Minnesota).

2. Non-Competition. During the Restrictive Period, the Seller will not directly or indirectly engage in the Business in the Territory, including, without limitation, as a stockholder, general partner, limited partner, manager, member, consultant, agent or joint venturer in any other business. Notwithstanding the foregoing, this Section 2 will not be binding upon or enforceable against any successor to, or future acquiror of, the Seller if such successor or future acquiror of the Seller conducts the Business in the Territory prior to its acquisition of the Seller.

3.       Non-Solicitation.

         (a) During the Restrictive Period, the Seller will not directly or indirectly solicit any customer of the Acquired Companies for the purpose of providing or services for or on behalf of such customer which are competitive with the Business in the Territory, or in any way cause such customer to discontinue or reduce its business relationship with the Acquired Companies.

         (b) During the Restrictive Period, the Seller will not directly or indirectly (i) interfere with the contractual relations between any member of the Buyer Group and any of its employees employed in the Territory; or (ii) employ or cause to be employed in any capacity or retain or cause to be retained as a consultant any person who was employed as an officer or dentist by any Acquired Company during the twelve (12) month period ending on the date hereof.

         (c) Notwithstanding the foregoing, this Section 3 will not be binding upon or enforceable against any successor to, or future acquiror of, the Seller if such successor or future acquiror of the Seller conducts the Business in the Territory prior to its acquisition of the Seller.

4. Confidential Information. All knowledge and information not already available to the public which the Seller has acquired with respect to private or confidential matters of the Acquired Companies (such as those concerning sales, costs, profits, organizations, customer lists, pricing methods, etc.) will be regarded by the Seller as strictly confidential and will not be disclosed to any person, corporation or firm. All of the foregoing knowledge and information are collectively termed "Confidential Information." The Seller's obligations under this paragraph will not apply to any information which (i) is or becomes known to the general public under circumstances involving no breach by the Seller of the terms of this paragraph, (ii) is approved for release by written authorization of the Buyer's Board of Directors, or (iii) the Seller is obligated by law, rule, regulation or order to disclose.

5. Remedies. The Seller acknowledges that the restrictions set forth in paragraphs 1, 2 and 3 are reasonably necessary to protect the legitimate business interests of the Buyer Group. It is understood that if the Seller violates its obligations under paragraphs 1, 2 or 3 hereof,


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         the Buyer Group will suffer irreparable harm for which a recovery of money damages would be an incomplete and inadequate remedy. It is therefore agreed that the Buyer Group, in addition to any remedies at law, will be entitled, as a matter of right, in any court of competent jurisdiction, to a preliminary injunction restraining the Seller pending litigation, as well as a permanent injunction upon final determination thereof, from violating this Agreement, and the Seller waives the requirements that the Buyer Group provide any bond as a condition precedent to obtaining such relief.

6. Severability. The parties intend that the covenants and agreements contained in this Agreement will be deemed to be a series of separate covenants and agreements, one for each and every state of the United States included in the Territory. If, in any judicial proceeding, a court refuses to enforce any of the separate covenants deemed included in such action, then such unenforceable covenants will be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining covenants to be enforced in such proceeding. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

7. Binding Effect. The covenants and agreements of paragraphs 1, 2 and 3 will not be terminated by the voluntary dissolution of any or all members of the Buyer Group (or any parent, subsidiary or successor thereto) or merger whereby any or all members of the Buyer Group (or any parent, subsidiary or successor thereto) is not the surviving or resulting corporation, or any transfer of substantially all the assets of any or all members of the Buyer Group, unless no transferee or successor continues to carry on the Business. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement will inure to the benefit of and be binding upon the surviving or resulting corporation or the corporation to which such assets are transferred.

8. Entire Agreement. From and after the date of this Agreement the terms and provisions of this Agreement constitute the entire agreement between the parties and this Agreement supersedes any previous oral or written communications, representations or agreements with respect to the subject matter hereof.

9. Waiver and Interpretation. The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the breaching party. No waiver shall be valid unless in writing and signed by the party providing such waiver.

10. Applicable Law. All questions pertaining to the validity, construction, execution and performance of this agreement shall be construed and governed in accordance with Minnesota law without regard to conflict of law principles of any jurisdiction.

11. Notice. Any notice required or desired to be given under this Agreement will be deemed given if it complies with the notice requirements set forth in the Stock Purchase Agreement.




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12.      Counterparts. This Agreement may be executed in one or more counterparts, and will become effective when one or more counterparts have been signed by each of the parties.


                                     *******


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

THE BUYER GROUP:                             THE SELLER:

MIDWEST DENTAL, INC.                         MONARCH DENTAL CORPORATION


By:  /s/ Jeffrey W. Moos, DDS                By:  /s/ Lisa K. Peterson
     ------------------------                     --------------------
   Its: President                               Its:  Chief Financial and
        --------------------                          Administrative Officer
                                                      --------------------------
MIDWEST DENTAL MANAGEMENT, INC.


By:  /s/ Jeffrey W. Moos, DDS
     --------------------------
   Its:
        -----------------------


MIDWEST DENTAL CARE,
MONDOVI, INC.


By:  /s/ Jeffrey W. Moos, DDS
     --------------------------
   Its:
        -----------------------


MIDWEST DENTAL CARE,
SHEBOYGAN, INC.


By:  /s/ Jeffrey W. Moos, DDS
     --------------------------
   Its:
        -----------------------


MIDWEST DENTAL PLAN, LTD.


By:  /s/ Jeffrey W. Moos, DDS
     --------------------------
   Its:
        -----------------------




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